Exhibit 10.3

Senior Executive Officer

NONQUALIFIED STOCK OPTION AGREEMENT

The Men’s Wearhouse, Inc.
2004 Long-Term Incentive Plan

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), and                                                                  (the “Executive”) effective as of the              day of                                     , 20       ( the “Grant Date”), pursuant to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan, as amended and restated (the “Plan”), a copy of which previously has been made available to the Executive and the terms and provisions of which are incorporated by reference herein.  The Company considers that the Company’s interests will be served by granting the Executive an option to purchase shares of common stock of the Company as an inducement for the Executive’s continued and effective performance of services for the Company or an Affiliate.  Capitalized terms that are not specifically defined in this Agreement shall have the meanings ascribed to them in the Plan or that Change in Control Agreement between the Company and the Executive, dated effective [May 15, 2009] (the “Change in Control Agreement”).

IT IS AGREED THAT:

1.                                      Grant of the Option.  Subject to the terms of the Plan and this Agreement, on the Grant Date the Company has granted to the Executive an option to purchase                                shares of the common stock, $.01 par value per share, of the Company (the “Common Stock”) at a price of $                     per share, subject to adjustment as provided in the Plan (the “Option”).  The Option shall vest and become exercisable as set forth below:

(a)                                 Except as otherwise provided in Section 1(c) and Section 1(d) of this Agreement, no portion of the Option may be exercised until the Executive has completed one (1) year of continuous employment with the Company or any Affiliate following the Grant Date;

(b)                                 The Option shall vest and may be exercised in accordance with the following schedule:

Date On and After Which Portion of Option May Be Exercised	Additional Percentage of Option Vested and Exercisable	Additional Number of Shares With Respect to Which Option May Be Exercised

(c)                                  Notwithstanding any other provision of this Agreement to the contrary, if, during the term of the Change in Control Agreement, and on or before the latest date set forth in Section 1(b), a Change in Control occurs and the Executive’s employment by the Company is terminated (x) by the Company otherwise than as a result of the occurrence of an Event of Termination for Cause or (y) by the Executive after the occurrence of an Event of Termination for Good Reason, such that the Executive shall be entitled to receive the benefits set forth under Section 7(a)(iv) of the Change in Control Agreement, then the Option shall become fully exercisable on the date of the Executive’s Separation From Service.

(d)                                 Notwithstanding any other provision of this Agreement to the contrary, if, during the term of the Change in Control Agreement and on or before the latest date set forth in Section 1(b), (i) the Company and all subsidiaries of the Company terminate the Executive’s employment prior to a Change in Control (whether or not a Change in Control ever occurs) otherwise than as a result of the occurrence of an event that would constitute an Event of Termination for Cause if it occurred after a Change in Control and such termination is at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs) or (ii) the Executive terminates his employment with the Company and all subsidiaries of the Company prior to a Change in Control (whether or not a Change in Control ever occurs) after the occurrence of an event that would constitute an Event of Termination for Good Reason if it occurred after a Change in Control, and such termination or the circumstance or event which constitutes an Event of Termination for Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs), then the Option shall become fully exercisable on date of the Executive’s Separation From Service.

(e)                                  To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires and terminates as provided in Section 4 of this Agreement.

(f)                                   In no event shall the Option be exercisable on or after the tenth anniversary of the Grant Date.

2.                                      Nontransferability.  Except as specified below, the Option shall not be transferable or assignable by the Executive other than by will or the laws of descent and distribution, and shall be exercisable during the Executive’s lifetime only by the Executive.

3.                                      No Vesting After Termination of Employment.  In the event the Executive’s employment with the Company and all Affiliates terminates for any reason, the Option shall not continue to vest after such termination of employment.

4.                                      Expiration and Termination of the Option.  The Option shall expire, terminate and become null and void as provided in this Section 4.

(a)                                 The Option shall expire and terminate on the earlier of (i) the last day of the 10-year period commencing on the Grant Date (the “Option General Expiration Date”) or (ii) one day less than one month after the termination of the Executive’s employment with the Company and all Affiliates for any reason other than death, Disability (as that term is defined in the Plan) or Retirement.

(b)                                 In the event the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive’s death while the Executive is employed by the Company or any Affiliate and before the Option otherwise terminates as provided in Section 4(a) of this Agreement, the Option shall expire and terminate on the earlier of (i) the Option General Expiration Date or (ii) one year following the date of the Executive’s death, during which one year period the Executive’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall be entitled to exercise the Option in respect of the number of shares that the Executive would have been entitled to purchase had the Executive exercised the Option on the date the Executive’s employment with the Company and all Affiliates terminated as a result of the Executive’s death.

(c)                                  In the event the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive incurring a Disability while the Executive is employed by the Company or any Affiliate and before the Option otherwise terminates as provided in Section 4(a) of this Agreement, the Option shall expire and terminate on the earlier of (i) the Option General Expiration Date or (ii) one year following the date on which the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive incurring a Disability, during which one year period the Executive shall be entitled to exercise the Option in respect of the number of shares that the Executive would have been entitled to purchase had the Executive exercised the Option on the date the Executive’s employment with the Company and all Affiliates terminated as a result of the Executive incurring a Disability.

(d)                                 In the event the Executive’s employment with the Company and all Affiliates terminates as a result of the Executive’s Retirement before the Option otherwise terminates as provided in Section 4(a) of this Agreement, the Option shall expire and terminate on the earlier of (i) the Option General Expiration Date or (ii) one year following the date of the Executive’s Retirement, during which one year period the Executive shall be entitled to exercise the Option in respect of the number of shares that the Executive would have been entitled to purchase had the Executive exercised the Option on the date of the Executive’s Retirement and if the Executive dies within that one year period, any rights the Executive may have had to exercise the Option shall be exercisable by the Executive’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, as appropriate, for the remainder of such one year period.

5.                                      Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

6.                                      Not an Employment Agreement.  The grant of the Option imposes no obligation on the Company or any Affiliate to employ the Executive for any period.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Executive and the Company or any Affiliate or to guarantee the right to remain employed by the Company or any Affiliate for any specified term.

7.                                      No Rights of a Stockholder.  The Executive shall not have any rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the stock certificate or certificates to the Executive for such shares following the Executive’s exercise of the Option, in whole or in part, pursuant to its terms and conditions of this Agreement and the Plan and payment for such shares and all withholding tax obligations with respect thereto.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

8.                                      Limits on Exercisability.  The Option shall not be exercisable until (a) the effective registration under the Securities Act of 1933, as amended (the “Act”), of the shares to be received pursuant to this Agreement (unless in the opinion of counsel for the Company such offering is exempt from registration under the Act); and (b) compliance with all other applicable laws.  If the Executive is an officer or “affiliate” of the Company (as such term is defined under the Act), the Executive consents to the placing on the certificate for any shares acquired upon exercise of the Option of an appropriate legend restricting resale or other transfer of such shares, except in accordance with the Act and all applicable rules thereunder.

9.                                      Tax Withholding.  To the extent that the receipt or exercise of the Option results in income to the Executive for federal, state or local income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Executive shall deliver to the Company at the time of such receipt or exercise, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Executive fails to do so, the Company is authorized to withhold from the shares of the Common Stock issued under this Agreement or from any cash or stock remuneration then or thereafter payable to the Executive in any capacity any tax required to be withheld by reason of such resulting income, including (without limitation) the shares of the Common Stock, sufficient to satisfy the withholding obligation based on the Fair Market Value of the Common Stock on the date that the withholding obligation arises.

10.                               Arbitration.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.  Any controversy arising out of or relating to the Plan or this Agreement shall be resolved by arbitration conducted in accordance with the terms of the Plan.  The arbitration shall be final and binding on the parties.

11.                               Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

12.                               Notices.  Any offer, notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Executive at the Executive’s residential address indicated beneath the Executive’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.                               Successors and Assigns.  This Agreement shall, except as herein stated to the contrary, bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Executive, the Executive’s permitted assigns, executors, administrators, agents, legal and personal representatives.

14.                               Type of Option.  The Option is a nonqualified stock option which is not intended to be governed by section 422 of the Internal Revenue Code of 1986, as amended.

15.                               Acceptance of Plan Terms.  In accepting the Option and this Agreement, the Executive accepts and agrees to be bound by all the terms and conditions of the Plan.

16.                               Forfeiture for Cause.

(a)                                 Notwithstanding any other provision of this Agreement, if a determination is made as provided in Section 16(b) of this Agreement (a “Forfeiture Determination”) that (i) the Executive, before or after the termination of the Executive’s employment with the Company and all Affiliates, (A) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate, (B) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (C) disclosed trade secrets of the Company or an Affiliate or (D) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Executive is a party; and (ii) in the case of the actions described in clause (A), (B) and (D), such action materially and adversely affected the Company, then at or after the time such Forfeiture Determination is made the Board, in its sole discretion, if such Forfeiture Determination is made prior to a Change in Control, or, as determined by a final, non-appealable order of a court of competent jurisdiction, if such Forfeiture Determination is made after a Change in Control, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Executive had the facts existing at the time the benefit was bestowed that led to the Forfeiture Determination been known to the Company at the time the benefit was bestowed, may determine that:  (x) some or all of the Executive’s rights to shares of the Common Stock covered by the Option under this Agreement (including vested rights that have been exercised, vested rights that have not been exercised and rights that have not yet vested), (y) some or all of the dividends that have been paid with respect to shares of the Common Stock covered by the Option under this Agreement, and (z) some or all shares of the Common Stock received as a result of the Executive’s exercise of the Option and some or all net proceeds realized with respect to any shares of the Common Stock received as a result of the Executive’s exercise of the Option in excess of the price paid for such shares under this Agreement, will be forfeited to the Company on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction.

(b)                                 A Forfeiture Determination for purposes of Section 16(a) of this Agreement shall be made (i) before the occurrence of a Change in Control, by a majority vote of the Board and (ii) on or after the occurrence of a Change in Control, by the final, nonappealable order of a court of competent jurisdiction.  The findings and decision of the Board with respect to a Forfeiture Determination made before the occurrence of a Change in Control, including those regarding the acts of the Executive and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by the Board.  No decision of the Board, however, will affect the finality of the discharge of the Executive by the Company or an Affiliate.

17.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

18.                               Effect on Other Agreements.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF SECTION 1(c) AND SECTION 1(d) OF THIS AGREEMENT AMEND AND SUPERSEDE THE PROVISIONS OF SECTION 7(d)(i) OF THE CHANGE IN CONTROL AGREEMENT WITH RESPECT TO THE OPTION.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE OPTION REMAINS SUBJECT TO THE PROVISIONS OF SECTION 7(e) OF THE CHANGE IN CONTROL AGREEMENT.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS AGREEMENT SHALL AMEND AND SUPERSEDE ANY AND ALL OTHER AGREEMENTS AND RIGHTS THAT THE EXECUTIVE HAS UNDER ANY EMPLOYMENT OR OTHER AGREEMENTS OR ARRANGEMENTS WITH THE COMPANY, WHETHER IN WRITING OR OTHERWISE, WITH RESPECT TO THE MATTERS SET FORTH HEREIN.

19.                               Holding Requirements.  If at the time of any exercise of the Option the Executive is not then in compliance with the equity ownership guidelines for executive officers of the Company established from time to time by the Company’s Board of Directors or any committee thereof (the “Ownership Guidelines”), then 50% of the shares of the Common Stock that are received by the Executive upon exercise of the Option in accordance with this Agreement must be retained by the Executive until the earlier of the date the Executive (i) otherwise satisfies such then applicable Ownership Guidelines or (ii) is no longer subject to such guidelines.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all effective as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:

Name:
Title:

EXECUTIVE:

Name:

Address: